Blake, Cassels & Graydon LLP
Barristers & Solicitors
Patent & Trade-mark Agents
595 Burrard Street, P.O. Box 49314
Suite 2600, Three Bentall Centre
Vancouver BC V7X 1L3 Canada
Tel: 604-631-3300 Fax: 604-631-3309
December 13, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re:     TimberWest Forest Corp. (the “Company”)
Dear Sirs/Mesdames:
We hereby consent to all references to this firm in the registration statement on Form F-7 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Certain Canadian Federal Income Tax Considerations” and “Eligibility for Investment”.
Yours truly,
(signed) Blake, Cassels & Graydon LLP

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